Voya SmallCap Opportunities Fund

SPECIAL MEETING OF SHAREHOLDERS

IMPORTANT SHAREHOLDER INFORMATION

Please vote promptly

VOTING IS QUICK AND EASY

Dear Shareholder:

We recently sent you proxy materials concerning an important proposal regarding your investment, which will be considered at the Special Meeting of Shareholders on September 27, 2022, at 1:00 p.m. (MST). The meeting will be held in a virtual format only. Instructions for attending the virtual meeting are detailed in the proxy statement previously sent to you. This letter was sent to you because you held shares on the record date and we have not received your vote.

Your vote is critical to this process. Please vote prior to the Special Meeting on September 27, 2022.

Thank you for your prompt attention to this matter. If you have already voted, we appreciate your participation.

Dina Santoro

President

Read the enclosed materials and vote by one of these four options:

Vote Online	Vote by Mail
Visit the website noted on	Mail your signed proxy
the enclosed proxy card	card(s) in the postage-paid
and follow the instructions	envelope
Vote by Phone	Speak with a Proxy
Specialist
Call the toll-free	Call 1 888-916-1746 with
number printed on the	any questions. Specialists
enclosed proxy card and
can assist with voting.
follow the automated
Available Mon-Fri from 9
instructions. Available 7
a.m. – 11 p.m. ET and Sat
days a week
from noon – 6 p.m. ET
24 hours a day.

S48372/48373